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                                                                    EXHIBIT 23.3

                    [LETTERHEAD OF LAHIVE & COCKFIELD, LLP]

                                             August 11, 1998

The Board of Directors
PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street
Cambridge, MA 02139-1532

Re: Registration Statement on Form S-1

Dear Sirs:

    We hereby consent to the reference to our firm under the caption "Experts" in the prospectus which is a part of PRAECIS PHARMACEUTICALS INCORPORATED's Registration Statement on Form S-1.

                                          Very truly yours,

                                          /s/ LAHIVE & COCKFIELD, LLP

                                          LAHIVE & COCKFIELD, LLP